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                                                                    EXHIBIT 23.2

                      Consent of Independent Accountants

We consent to the incorporation by reference in the Registration
Statement (Form S-8) of our report dated December 5, 1997, with respect to the consolidated financial statements and schedules of CommNet Cellular Inc. as of September 30, 1997 and for each of the two years in the period then ended included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP

Denver, Colorado
August 20, 1999